       THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF BJ SERVICES EQUIPMENT II, L.P. (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, this "Partnership Agreement"), is dated December 15, 1999 but effective as of the Commencement Date, by and among the general partner, BJ Services Company, U.S.A., a Delaware corporation ("BJ USA"), and the limited partners, Taylor M. Whichard, III, as Organizational Limited Partner, BJ SERVICES II, L.L.C., a Delaware limited liability company, as Affiliated Partner, and First Security Trust Company of Nevada, a Nevada banking corporation, not in its individual capacity, but solely as Nonaffiliated Partner Trustee of BJ Services Trust No. 1999-1 ("Nonaffiliated Partner"). In consideration of the covenants, conditions and agreements contained herein, the parties agree as follows:

SECTION 1.    DEFINITIONS.

       Capitalized terms used herein and not defined herein have the meanings assigned to them in Appendix A.

SECTION 2.    ORGANIZATIONAL MATTERS.

       2.1. FORMATION, CONTINUATION AND CONVERSION. General Partner and Organizational Limited Partner have previously formed Partnership as a limited partnership pursuant to the provisions of the Delaware Act and hereby amend and restate the original Agreement of Limited Partnership dated as of December 10, 1999 of Partnership in its entirety. This amendment and restatement shall become effective on the Commencement Date. This Partnership Agreement shall govern all the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of Partnership unless otherwise expressly provided to the contrary by the Delaware Act. The Partnership Interest of each Partner shall be personal property for all purposes, and a Partner has no interest in specific Partnership property.

       2.2. NAME. The name of Partnership shall be "BJ SERVICES EQUIPMENT II, L.P." Partnership's business may be conducted under such name or any other name or names deemed necessary or appropriate by General Partner, including the name of General Partner. The words "Limited Partnership," "L.P.," "Ltd.," or similar words or letters shall be included in Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires.

       2.3. CERTIFICATES AND FILINGS.(a) General Partner has executed and filed a Certificate of Limited Partnership for Partnership in compliance with the Delaware Act with the Office of the Secretary of State of the State of Delaware and shall execute and deliver (and file, record and publish in each jurisdiction where such filing, recordation or publication is appropriate) all certificates and other instruments, and perform such acts consistent with the terms of this Partnership Agreement, as may be necessary to comply with the requirements of law for the formation and qualification of Partnership as a limited partnership in each jurisdiction in which Partnership shall conduct business.

       (b) Each Limited Partner hereby names, constitutes and appoints General Partner and any successor General Partner (hereinafter referred to as an "Attorney-in-Fact"), with full power of substitution as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to execute, swear to, acknowledge, deliver, file, record and publish all certificates (including, without limitation, assumed name certificates) and other instruments and all amendments and renewals thereof that such Attorney-in-Fact deems appropriate or necessary to comply with the requirements of law for the formation and qualification of Partnership as a limited partnership in each jurisdiction in which Partnership shall conduct business. The execution by said Attorney-in-Fact of any power conferred hereby shall be conclusive evidence of the determination by said Attorney-in-Fact that the exercise of such power is requisite, necessary, appropriate or advisable for all purposes of the power of attorney. Each Partner hereby ratifies and confirms anything lawfully done or caused to be done by said Attorney-in-Fact in the exercise of the powers conferred in this
Section 2.3 (b) and agrees to be bound by any representations made by said Attorney-in-Fact acting in good faith and pursuant to the foregoing power of attorney. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the subsequent dissolution or termination of any Partner.

       2.4. TERM. Partnership commenced on December 10, 1999, upon filing of the Certificate of Limited Partnership with the Secretary of State of the State of Delaware in accordance with the Delaware Act and shall continue until the close of Partnership business on December 10, 2019, or until the earlier dissolution of the Partnership in accordance with the provisions of Section 11. The existence of Partnership as a separate legal entity for purposes of the Delaware Act shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Act.

       2.5. REGISTERED OFFICE AND AGENT: PLACE OF BUSINESS. Unless and until changed by General Partner, the registered office of Partnership in the State of Delaware shall be located at 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on Partnership in the State of Delaware at such registered office shall be Corporation Trust Company. The principal place of business of Partnership shall be located at the offices of General Partner at the address set forth in Section 13.2, or at such other place as shall be selected from time to time by General Partner upon not less than 10 days' prior Notice to the other Partners. Partnership may maintain such other offices at such other places as are reasonably necessary for the purposes of Partnership.

       2.6. OWNERSHIP OF PROPERTY. Legal title to all Property shall be acquired, held and conveyed in the name of Partnership.

SECTION 3.    PURPOSE.

       3.1. PURPOSE. The purpose and business of Partnership shall be to acquire the Units and the Other Equipment, to enter into and perform the Basic Documents to which Partnership is or is to become a party, to cause the Units and the Other Equipment to be used and maintained as provided in the Basic Documents and to do those things that are necessary or appropriate to the foregoing. Except as agreed to in an amendment or supplement to this Partnership Agreement, the Partnership shall not (i) contract for, create, incur or assume any indebtedness (except for trade payables and fees and expenses of professionals and agents incurred in the ordinary course of business) or
(ii) enter into any contract, agreement or instrument or conduct any other business or activity except pursuant to and in accordance with, or as required to effect the purposes and intent of, the Basic Documents.

       3.2. POWERS. Subject to applicable law and any restrictions set forth in this Partnership Agreement, Partnership shall be empowered to do any and all acts and things necessary or appropriate for the furtherance and accomplishment of the purposes described in Section 3.1 and for the protection and benefit of Partnership.

SECTION 4.    CAPITAL CONTRIBUTIONS.

       4.1. ORGANIZATIONAL CONTRIBUTIONS. In connection with the formation of Partnership under the Delaware Act, General Partner made an initial capital contribution to Partnership in the amount of $10.00, for an interest in the Partnership and has been admitted as General Partner of the Partnership, and Organizational Limited Partner made an initial capital contribution to Partnership in the amount of $990.00 for an interest in Partnership and has been admitted as Organizational Limited Partner of Partnership. As of the Commencement Date, the interest of Organizational Limited Partner shall be redeemed; the initial capital contributions of General Partner and the Organizational Limited Partner shall thereupon be refunded; and Organizational Limited Partner shall cease to be a limited partner of Partnership. Any interest or other profit that may have resulted from the investment or other use of such initial capital contributions shall be allocated and distributed 99% to Organizational Limited Partner, and the balance thereof shall be allocated and distributed to General Partner.

       4.2. CONTRIBUTION OF INITIAL UNITS AND OTHER EQUIPMENT. Prior to the Commencement Date, General Partner has contributed the Initial Units, with a value of approximately US$120,000,000 and Other Equipment, similar to the Initial Units, with a value of $1,580,000, to Partnership as an additional capital contribution, in the proportion of 1% with respect to its general partner interest in the Partnership and 99% in exchange for a limited partner interest in Partnership, and such limited partner interest will be transferred by General Partner to Affiliated Partner on the Commencement Date.

       4.3. CONTRIBUTION OF NONAFFILIATED PARTNER. On the Commencement Date, Nonaffiliated Partner will contribute $120,000,000 in cash to Partnership. In addition, on the Commencement Date, Nonaffiliated Partner will contribute, in cash, the amount necessary to pay all Transaction Costs (estimated as of the Commencement Date to be $2,472,000 and a Partnership Interest shall be issued to Nonaffiliated Partner by the Partnership).

       4.4. ADDITIONAL CAPITAL CONTRIBUTIONS. (a) Except as provided in Sections 4.1, 4.2, 4.3, clauses (b), (c) and (d) of this Section 4.4, clause (c) of Section 6.1, clause (e) of Section 7.5 and Section 9.1, no Partner shall be obligated to contribute or advance any cash or other property to Partnership, and Partnership shall not require additional capital contributions or advances from any Partner.

       (b) Any capital expenditures related to, or improvements, replacements, substitutions or enhancements of, the Units as required under or permitted by the provisions of the Indenture or the other Basic Documents, will be funded by a Capital Contribution (in cash or in kind) by General Partner and Affiliated Partner in the proportion of 1% and 99%, respectively. In addition, General Partner and Affiliated Partner will contribute, in the same ratio, cash necessary to pay any Expenses. "Expenses" means (i) the Initial Operating Payment and the Operating Payments paid by Partnership pursuant to Section 3.2(a) of the O&M Agreement, (ii) any Reimbursed Expenses paid by Partnership pursuant to Section 3.2(b) of the O&M Agreement, (iii) the expenses of the Trustees payable by Partnership, (iv) the expenses payable by Partnership pursuant to the Participation Agreement and the Indenture and (v) in the event that any Priority Distribution, Supplemental Priority Distribution or Special Distribution is not made on the scheduled distribution date, an amount intended to provide an equivalent benefit to Nonaffiliated Partner, which shall be deemed to be the amount of such undistributed Priority Distribution, Supplemental Priority Distribution or Special Distribution, as the case may be, multiplied by the Late Rate under the Indenture from the scheduled distribution date to the date such Priority Distribution, Supplemental Priority Distribution or Special Distribution is distributed.

       (c) General Partner and Affiliated Partner shall contribute to the capital of Partnership, in the proportion of 1% and 99%, respectively, cash in the amounts equal to the Supplemental Contributions, if any, determined as set forth in this Section 4.4(c). "Supplemental Contribution" means, without duplication, the following amounts: (i) with respect to any Priority Distribution specified in Section 6.1(b)(i), to the extent that Available Cash on any Distribution Date is not then sufficient to make the Priority Distribution for such Distribution Date, an amount sufficient to permit such Priority Distribution to be made on such Distribution Date; (ii) with respect to any Supplemental Priority Distribution specified in Section 6.1(c), to the extent that Available Cash on the date of such Supplemental Priority Distribution is not then sufficient to make such Supplemental Priority Distribution, an amount sufficient to permit such Supplemental Priority Distribution to be made on the applicable date; and (iii) with respect to any Special Distribution specified in Section 6.1(d), to the extent that Available Cash on the date of such Special Distribution is not then sufficient to make such Special Distribution, an amount sufficient to permit such Special Distribution to be made on the applicable date. Such Supplemental Contribution shall be made by General Partner and Affiliated Partner (A) on or prior to the applicable Distribution Date in the case of clause (i) of this Section 4.4(c),
(B) on or prior to the date of the Supplemental Priority Distribution in the case of clause (ii) of this Section 4.4(c), (C) and on or prior to the date of the Special Distribution in the case of clause (iii) of this Section 4.4(c).

       (d) If required to effect a substitution or replacement of one or more Units in accordance with Section 5.11 or 5.12(i) of the Participation Agreement, respectively, and Section 5.1(b) of the Indenture, General Partner shall contribute to the Partnership, either (i) a Replacement Unit or Replacement Units that meet the requirements set forth in Section 5.11 or 5.12(i), as the case may be, of the Participation Agreement or (ii) cash in an amount sufficient to permit Operator, on behalf of Partnership, to acquire a Replacement Unit or Replacement Units that meet the requirements set forth in Section 5.11 or 5.12(i), as the case may be, of the Participation Agreement, in each case, as evidenced by a Partnership Agreement Supplement with respect to such Replacement Unit or Replacement Units.

       4.5. NO WITHDRAWAL; NO INTEREST. No Partner shall be entitled to withdraw any part of its Capital Contributions or its Capital Account or to receive any distribution from Partnership, except as specifically provided in this Partnership Agreement. Partnership shall not be obligated to pay interest to the Partners on their Capital Contributions to Partnership or on balances in their Capital Accounts.

SECTION 5.    CAPITAL ACCOUNTS; ALLOCATIONS.

       5.1. CAPITAL ACCOUNTS. (a) Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Treasury Regulation
Section 1.704-1(b)(2)(iv).  Such Capital Account shall (i) be increased by
(A) the cash amount or Net Agreed Value of all Capital Contributions made to Partnership by such Partner pursuant to this Partnership Agreement and (B) all items of Partnership income and gain (including, without limitation, income and gain exempt from tax) computed in accordance with Section 5.1(b) and allocated to such Partner pursuant to Section 5.2, (ii) be decreased by (A) the Net Agreed Value of all distributions of Property made to such Partner pursuant to this Partnership Agreement and (B) all items of Partnership deduction and loss computed in accordance with Section 5.1(b) and allocated to such Partner pursuant to Section 5.2.

       (b) For purposes of computing the amount of any item of income, gain, loss, deduction, realization or basis to be reflected in the Partners' respective Capital Accounts, the determination, recognition and classification of each such item shall be the same as its determination, recognition and classification for federal income tax purposes (including, without limitation, any method of depreciation, cost recovery or amortization used for that purpose); PROVIDED that:

              (i) Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by Partnership and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

              (ii) Any income, gain or loss attributable to the taxable disposition of any Property shall be determined as if the adjusted basis of such Property as of such date of disposition were equal in amount to Partnership's Carrying Value with respect to such Property as of such date.

              (iii) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 5.1(d) to the Carrying Value of any Property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such Property shall be determined (A) as if the adjusted basis of such Property were equal to the Carrying Value of such Property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, remaining useful life) as is applied for federal income tax purposes; PROVIDED, HOWEVER, that, if such Property has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery and amortization deductions shall be determined using any reasonable method that General Partner may adopt.

       (c) A Partner Transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the Transferor Partner relating to the Partnership Interest so transferred; PROVIDED, HOWEVER, that, if the Transfer causes a termination of Partnership under Section 708(b)(1)(B) of the Code, the Property shall be deemed to have been contributed to a new partnership and interests in such new partnership distributed in liquidation of Partnership to the Partners (including any Partner Transferee of a Partnership Interest that is a party to the Transfer causing such termination) pursuant to Sections 11.4 and 11.5. In such event, the Carrying Values of the Property shall be adjusted immediately prior to such deemed contribution pursuant to Section 5.1(d), and such Carrying Values shall then constitute the Agreed Values of such Property upon such deemed contribution to the new partnership. The Capital Accounts of such new partnership shall be maintained in accordance with the principles of this Section 5.1.

       (d) Immediately prior to any actual or deemed distribution to a Partner of any Property under Section 11.5, in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), the Capital Accounts of each Partner and the Carrying Value of the distributed Property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such distributed Property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such distributed Property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Partners, at such time, pursuant to Section 5.2.

       (e) In the event that Partnership's items of income, gain, loss, or deduction are adjusted by any taxing authority by reason of a transaction between Partnership and a member of a group of organizations under common ownership or control (of which Partnership is also a member), including, but not limited to, adjustments pursuant to Section 482 of the Code or any similar provisions under state, local or foreign law (any such adjustment referred to herein as a "Tax Adjustment) and such adjustment results in a deemed Capital Contribution to Partnership by any Partner or a deemed distribution by Partnership to any Partner, (i) the Capital Account of any Partner that is deemed to make such Capital Contribution shall be increased by the amount of such Capital Contribution, and (ii) the Capital Account of any Partner that is deemed to receive such a deemed distribution shall be reduced by the amount of such distribution. In general, the adjustments to Capital Accounts pursuant to this Section 5.1(e) are intended to cause, after taking into account the adjustments to Capital Accounts pursuant to this Section 5.1(e), each Partner's balance in its Capital Account, to the extent possible, to be equal to the balance such Capital Account would have had if no Tax Adjustment had occurred.

       5.2. ALLOCATIONS FOR CAPITAL ACCOUNT PURPOSES. For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, items of Partnership income, gain, loss, deduction, amount realized and basis (computed in accordance with Section 5.1(b)) shall be allocated among the Partners in each Taxable Period as provided in clauses (a) through (d) of this Section 5.2.

       (a) NET INCOME. After giving effect to the allocations set forth in Sections 5.2(c) and 5.2(d), Net Income for each Taxable Period and all items of Partnership income, gain, loss and deduction taken into account in computing Net Income for such Taxable Period shall be allocated as follows:

              (i) First, Net Income from the Units shall be allocated 100% to Nonaffiliated Partner until the aggregate Net Income allocated to Nonaffiliated Partner pursuant to this Section 5.2(a)(i) for the current Taxable Period and all previous Taxable Periods is equal to the cumulative amount of cash distributed to Nonaffiliated Partner pursuant to Section 6.1(b)(i) during the current and all previous Taxable Periods;

              (ii) Remaining Net Income from the Units shall be allocated 1% to General Partner and 99% to Affiliated Partner until the aggregate Net Income allocated to each of General Partner and Affiliated Partner pursuant to this Section 5.2(a)(ii) for the current Taxable Period and all previous Taxable Periods is equal to the cumulative amount of cash distributed to each of General Partner and Affiliated Partner pursuant to
       Section 6.1(b)(ii) during the current and all previous Taxable Periods;
       and

              (iii) All Net Income from the Other Equipment shall be allocated 1% to General Partner and 99% to Affiliated Partner.

       (b) NET LOSSES. After giving effect to the allocations set forth in Sections 5.2(c) and 5.2(d), Net Losses for each Taxable Period and all items of Partnership income, gain, loss and

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deduction taken into account in computing Net Losses for such Taxable Period shall be allocated 1% to General Partner and 99% to Affiliated Partner.

       (c)    OTHER ALLOCATIONS. Notwithstanding any other provision of this
Section 5.2, the following allocations shall be made for such Taxable Period:

              (i) PROTECTIVE MINIMUM GAIN CHARGEBACK. Partnership does not intend to incur any nonrecourse liabilities. However, except as otherwise provided in Section 1.704-2(f) of the Treasury Regulations, notwithstanding any other provision of this Section 5, if there is a net decrease in Partnership minimum gain (as defined in Treasury Regulation
       Section 1.704-2(b)) during any Taxable Period of Partnership, each Partner shall be allocated items of income and gain for such period (and, if necessary, subsequent periods) in an amount equal to such Partner's share of the net decrease in Partnership minimum gain, determined in accordance with Treasury Regulation Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts allocable to each Partner pursuant thereto and shall be determined in accordance with Treasury Regulation Sections 1.704-2
       (f)(6) and 1.704-2(j)(2). Notwithstanding the foregoing provisions of this Section 5.2(c)(i), for purposes of this Section 5.2(c)(i), items of income or gain attributable to the Units shall only be allocated to the Nonaffiliated Partner, and no item of income or gain attributable to the Other Equipment shall be allocated to the Nonaffiliated Partner; provided, however, that this Section 5.2(c)(i) is intended in any event to comply with the minimum gain chargeback requirement of Treasury Regulation 1.704-2(f) and shall be interpreted so as to be consistent therewith.

              (ii) QUALIFIED INCOME OFFSET. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1 (b)(2)(ii)(d)(4), 1.704-1 (b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6), items of
       Partnership income or gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance will otherwise be eliminated pursuant to
       Section 5.2(c)(i); provided, however, that for purposes of this Section 5.2(c)(ii), items of income or gain attributable to the Units shall only be allocated to the Nonaffiliated Partner, and no item of income or gain attributable to the

       Other Equipment shall be allocated to the Nonaffiliated Partner.

              (iii) GROSS INCOME ALLOCATIONS. In the event any Partner has a deficit balance in its Capital Account at the end of any Taxable Period that is in excess of the amount such Partner is deemed to be obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2
       (i)(5), such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible; PROVIDED, that an allocation pursuant to this Section 5.2(c)(iii) shall be made only if and to the extent that such Partner would have a deficit Capital Account in excess of such amount after all other allocations provided for in this Section 5.2(c) have been tentatively made as if this
       Section 5.2(c)(iii) were not in this Partnership Agreement and, provided further, that for purposes of this Section 5.2(c)(iii), items of income or gain attributable to the Units shall only be allocated to the Nonaffiliated Partner and no item of income or gain attributable to the Other Equipment shall be allocated to the Nonaffiliated Partner.

              (iv) NONRECOURSE LIABILITIES. For purposes of Treasury Regulation Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of Partnership (and all nonrecourse deductions within the meaning of Treasury Regulation Section 1.7042(b)(1)) shall be allocated to Nonaffiliated Partner.

              (v) CODE SECTION 754 ADJUSTMENT. To the extent an adjustment to the adjusted tax basis of any Property pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of such Property) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Treasury Regulations provided, however, that for purposes of this Section 5.2(c)(v), items of gain or loss attributable to the Units and Replacement Units shall only be allocated to the Nonaffiliated Partner and no item of gain or loss attributable to the Other Equipment and Replacement Items shall be allocated to the Nonaffiliated Partner.

              (vi)   DEPRECIATION, AMORTIZATION AND INTEREST.

                     (A) NONAFFILIATED PARTNER. Notwithstanding anything to the contrary contained herein, Nonaffiliated Partner shall be allocated all depreciation or other cost recovery deductions attributable to the Initial Units and Replacement Units, all interest deductions attributable to the liabilities described in
              Section 5.2(c)(iv) and all deductions attributable to the Transaction Costs (including organizational expenses described in Section 8.7) to the extent funded by the Nonaffiliated Partner with amounts described in Sections 2.2 and 2.3(a) of the Participation Agreement.

                     (B) GENERAL PARTNER AND AFFILIATED PARTNER. All depreciation or other cost recovery deductions attributable to the Other Equipment and any Replacement Items and all other Property other than Units and Replacement Units all deductions attributable to Expenses shall be allocated 1% to General Partner and 99% to Affiliated Partner.

              (v) CASUALTY OR OTHER LOSS. Any casualty or other loss realized by Partnership attributable to any Initial Unit (or Replacement Unit, to the extent of the loss that would have been allocated to Nonaffiliated Partner if the Initial Unit for which such Replacement Unit had been substituted had remained as depreciable Property) shall be allocated 100% to Nonaffiliated Partner, and any casualty or other loss realized by the Partnership attributable to any Other Equipment, Replacement Items or other Property shall be allocated 1% to General Partner and 99% to Affiliated Partner.

       (d) LIQUIDATION OR SALE. Upon a liquidation of Partnership pursuant to Section 11 or a sale of an Initial Unit or Replacement Unit, all items of income, gain, loss or deduction attributable to any Initial Unit or Replacement Unit recognized or deemed recognized by Partnership therefrom shall be allocated 100% to Nonaffiliated Partner. All other gain or loss upon liquidation of the Partnership or sale of the Other Equipment, Replacement Items or any other Property other than an Initial Unit or any Replacement Unit shall be allocated 1% to General Partner and 99% to Affiliated Partner.

       5.3. ALLOCATIONS FOR TAX PURPOSES. (a) Except as otherwise provided herein, for federal income tax purposes, each item of Partnership income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of Partnership "book" income, gain, loss or deduction is allocated pursuant to Section 5.2.

       (b) Any gain allocated to the Partners upon the sale or other taxable disposition of any Property shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 5.3, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

       (c) All items of income, gain, loss, deduction and credit recognized by Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by Partnership; PROVIDED, HOWEVER, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

SECTION 6.    DISTRIBUTIONS.

       6.1. DISTRIBUTIONS OF CASH. (a) Initial Cash held by the Partnership after the Commencement Date may be distributed to General Partner and Affiliated Partner, if not otherwise required to be paid by Partnership or distributed in accordance with this Section 6, but not in excess of 98.7004% of the Capital Account of General Partner and Affiliated Partner, respectively, at the time of such distribution.

       (b) On each Distribution Date occurring during the Transaction Term prior to the commencement of the dissolution and liquidation of Partnership, Available Cash and Other Available Cash shall be distributed as follows:

              (i) First, Available Cash, shall be distributed 100% to Nonaffiliated Partner in an amount equal to the Priority Distribution to be distributed on such Distribution Date and, the balance, if any, shall be distributed 1% to General Partner and 99% to Affiliated Partner; and

              (ii) Second, Other Available Cash shall be distributed 1% to General Partner and (ii) 99% to Affiliated Partner.

Priority Distributions shall be subject to reduction in the manner provided in
Schedule 1.

       (c) On the date specified in this Section 6.1(c), Supplemental Priority Distributions of Available Cash shall be made 100% to Nonaffiliated Partner in an amount equal to the Supplemental Priority Distribution, if any, that is distributable on such date. "Supplemental Priority Distribution" means, without duplication, the following amounts: (i) with respect to any Event of Loss as to which General Partner has made a Nonreplacement Election pursuant to
Section 7.2(c), an amount, with respect to each Unit subject to such Nonreplacement Election, equal to the Disposition Amount thereof determined as of such date and (ii) with respect to any Reduction Election made by General Partner pursuant to Section 7.2(e), the sum of (A) an amount, with respect to each Unit subject to such Reduction Election, equal to the greater of the Disposition Value thereof determined as of such date or the Fair Market Value thereof, determined as of such date, PLUS (B) the Adjustment Amount, plus
(C) any Premium due in accordance with the Indenture; provided that if the Fair Market Value thereof exceeds the Disposition Amount thereof and the Adjustment Amount is negative, as long as no BJ Event of Default is continuing, Nonaffiliated Partner shall contribute to the Partnership for distribution 1% to the General Partner and 99% to the Affiliated Partner, an amount equal to the lesser of the absolute value of the Adjustment Amount (i.e., the Adjustment Amount expressed as a positive number) therefor and such excess (such contribution to be made with funds obtained from such Supplemental Priority

Distribution) and (iii) with respect to any Expenses of the kind described in clause (v) of the definition of Expenses set forth in Section 4.4(b), the amount of such Expenses. The amount of the Supplemental Priority Distribution distributable pursuant to Section 6.1(c)(i) shall be reduced by the amount, if any, of insurance proceeds and other similar amounts with respect to such Event of Loss received by Indenture Trustee or after the Lien of the Indenture is discharged, Nonaffiliated Partner, which shall be deemed to be distributed to and for the benefit of Nonaffiliated Partner in connection with such Event of Loss, and the amount of the Supplemental Priority Distribution distributable pursuant to Section 6.1(c)(ii)(A) shall be reduced by the amount, if any, of sales proceeds and other similar amounts with respect to such Reduction Election received by Indenture Trustee or after the Lien of the Indenture is discharged, Nonaffiliated Partner, which shall be deemed to be distributed to and for the benefit of Nonaffiliated Partner in connection with such Reduction Election. Supplemental Priority Distributions shall be made (x) in the case of an Event of Loss as to which General Partner has made a Nonreplacement Election pursuant to
Section 7.2(c), on or prior to the date specified for such distribution pursuant to Section 5.12 of the Participation Agreement, (y) in the case of a Reduction Election, on or prior to the effective date for such Reduction Election and (z) in the case of any Expenses distributable pursuant to Section 6.1(c)(iii), the date of the actual distribution relating to or giving rise to such Expenses.

       (d) During the existence of any BJ Event of Default, upon the election by Nonaffiliated Partner to receive a distribution in the amount specified in this Section 6.1(d) (a "Special Distribution"), a distribution shall be made to Nonaffiliated Partner on the date specified in the notice of election (which date shall be not earlier than 10 days after the date of such notice (the "Special Distribution Date")), at its election of either (A) an amount equal to the sum of (1) the Disposition Amounts of all Units determined either (x) if such Special Distribution Date is a Distribution Date, as of such Distribution Date or (y) otherwise, as of the immediately preceding Distribution Date, PLUS
(2) to the extent not theretofore distributed, Priority Distributions distributable pursuant to Section 6.1(b)(i) on or before such Distribution Date, PLUS (3) applicable Expenses, if any, or (B) a distribution in kind of all of the Units (excluding any Severable Modifications that are

Optional Modifications and any Other Equipment). For the avoidance of doubt, the distribution referred to in the foregoing clause (B) shall not be of any Other Equipment, Replacement Items, or other Property other than the Units (excluding any Severable Modifications that are Optional Modifications).

       (e) As used in this Section 6.1, "Available Cash" means all cash and cash equivalents of the Partnership on hand at the end of the relevant Distribution Period, less the sum of (i) the amount of any cash attributable to the operation or sale of any item of the Other Equipment (including Replacement Items) (such cash and cash equivalents constituting "Other Available Cash") plus
(ii) cash reserves established by General Partner and necessary (A) to provide for the proper conduct of the business of the Partnership (including reserves for capital expenditures) subsequent to such Distribution Period, (B) to comply with applicable law or the Basic Documents, and (C) to provide funds for any Supplemental Priority Distributions and Special Distributions reasonably expected by General Partner to become distributable prior to the next succeeding Distribution Date.

       (f) Each distribution of cash to Nonaffiliated Partner pursuant to this Section 6.1 shall be made by Partnership on behalf of Nonaffiliated Partner directly to Indenture Trustee in accordance with the Indenture (or, if the Lien of the Indenture has been discharged, directly to Nonaffiliated Partner Trustee). Each such distribution shall be made no later than 11:00 a.m. New York City time on the applicable date for such distribution by the transfer of funds consisting of lawful currency of the United States of America to, so long as the Lien of the Indenture exists, Indenture Trustee at the times and in the funds of the type specified in this Section 6.1 at the office of Indenture Trustee at Boston, Massachusetts (ABA No. 011000028, Account No. 9903-9901, for further credit to [BJ Services HT5660]), or at such other location in the United States of America as Indenture Trustee may otherwise direct.

       6.2. DISTRIBUTIONS IN KIND. If Nonaffiliated Partner has elected pursuant to Section 7.5(e) to receive a distribution in kind of a Unit that is subject to a Reduction Election, General Partner shall cause any Unit with respect to which Nonaffiliated Partner has made such election to be distributed to Nonaffiliated

Partner, PROVIDED, that (a) all amounts due and owing have been paid under the Indenture with respect to such Reduction Election, (b) no Supplemental Priority Distribution shall be distributable pursuant to Section 6.1(c)(ii) with respect to such Reduction Election, (c) any such distribution in kind is reported on the federal income tax return of the Partnership in a manner that does not require the disclosures required in Treasury Regulation Section 1.707-3(c)(2) and (d) the requirements of Section 7.5(e) have been met.

SECTION 7.    MANAGEMENT AND OPERATION OF BUSINESS.

       7.1. MANAGEMENT. The Limited Partners hereby unanimously appoint BJ U.S.A. as General Partner (and General Partner hereby accepts such appointment) and the Limited Partners further agree that, except as otherwise provided in Sections 7.4 and 7.5 or as otherwise limited by this Partnership Agreement, the overall management, control and policies of the business and affairs of Partnership shall be exclusively vested in General Partner, and the Limited Partners shall have no right of control or management power over the business and affairs of Partnership. General Partner shall in its capacity as the general partner of Partnership conduct the business and affairs of Partnership, including the execution, delivery and performance of Partnership contracts. Each decision of General Partner within the scope of its authority as provided in this Section 7 shall bind Partnership and each Partner. The foregoing notwithstanding and notwithstanding anything contained in this Partnership Agreement or any other Basic Document to the contrary, it is hereby expressly agreed and stipulated by the Limited Partners and the General Partner that neither General Partner nor Affiliated Partner, acting alone or together, shall at any time during the term of the Partnership be entitled to own or otherwise have a majority vote or other majority participation in the selection of the governing body, partners, managers or others that will control the management or policies of Partnership.

       7.2. OPERATIONS. (a) Except as otherwise provided in or limited by this Partnership Agreement, General Partner shall be responsible for day-to-day operations of Partnership and shall make all decisions and do all things necessary or appropriate in the conduct thereof without the need for the consent of the other Partners.

       (b) In furtherance of its responsibilities and except as otherwise provided in or limited by this Partnership Agreement (including Section 7.4), General Partner shall have full power and authority to exercise solely for the benefit and on behalf of Partnership the following powers:

              (i) holding Property and acting for Partnership in respect of such Property with all Government Authorities and other third parties;

              (ii) disposing of any part of the Property, any interest therein, or any interest payable therefrom for such consideration and on such terms as General Partner determines to be in the best interests of Partnership, in each case, in accordance with the terms of the Basic Documents to which Partnership is a party;

              (iii) bringing, defending, paying, collecting, settling, or arbitrating lawsuits by or against Partnership, any Property, or a Partner in the name of and on behalf of Partnership;

              (iv) executing, delivering and performing its obligations as General Partner and on behalf of the Partnership under the Basic Documents to which Partnership is a party;

              (v) surrendering or abandoning any Property, with or without consideration therefor, in each case, in accordance with the terms of the Basic Documents to which Partnership is a party; and

              (vi) taking any other action that is necessary or appropriate for the fulfillment of its responsibilities as General Partner and not inconsistent with the terms of the Basic Documents.

       (c)(i) Following an Event of Loss with respect to a Unit or Units and so long as no BJ Default or BJ Event of Default exists, General Partner shall have full power and authority, on behalf of Partnership, to elect (i) to replace or cause the replacement of such Unit or Units or (ii) to make a Supplemental Priority Distribution with respect to such Unit or Units in the amount provided in Section 6.1(c)(i) and (iii) (a "Nonreplacement Election"), in each case, in accordance with Section 5.12 of the Participation Agreement. If a BJ Default or BJ Event of Default exists or if General Partner fails, within 30 days following such Event of Loss, to comply in full with the provisions of Sections 5.12(i) of the Participation Agreement, then General Partner shall be deemed to have made a Nonreplacement Election.

          (ii) Following an Event of Loss with respect to Other Equipment or Replacement Items, General Partner shall have full power and authority, on behalf of Partnership, to elect to replace or cause the replacement of such Other Equipment or Replacement Items in accordance with Section 5.12 of the Participation Agreement.

       (d)(i) So long as no BJ Default or BJ Event of Default exists, General Partner shall have full power and authority, on behalf of Partnership, to elect to substitute or cause the substitution of a Unit or Units for Replacement Units (a "Substitution Election"), PROVIDED that any such Substitution Election shall not be effective with respect to any such Unit or Units unless and until General Partner complies in full with the provisions of Section 5.11 of the Participation Agreement.

           (ii) General Partner shall have full power and authority, on behalf of Partnership, to elect to substitute or cause the substitution of Other Equipment or Replacement Items (a "Substitution Election"), PROVIDED that any such Substitution Election shall not be effective with respect to any such Other Equipment or Replacement Items unless and until General Partner complies in full with the provisions of Section 5.11 of the Participation Agreement.

       (e) Subject to the last sentence of Section 8.4 and so long as no BJ Default or BJ Event of Default exists, General Partner shall have full power and authority, on behalf of Partnership, to elect to distribute or otherwise dispose of a Unit or Units constituting 10% or more of Total Equipment Value (as of the Commencement Date) (a "Reduction Election"), PROVIDED that (i) Partnership makes a Supplemental Priority Distribution with respect to such Unit or Units in the amount provided in Section 6.1(c)(ii) and (iii), and (ii) any such Reduction Election shall not be effective with respect to any such Unit or Units unless and until General Partner complies in full with the provisions of Sections 5.16,
5.17 and 5.18 of the Participation Agreement, as applicable.

       7.3. FINANCE. Except as otherwise provided in or limited by this Partnership Agreement, General Partner shall have all powers and authority necessary to administer and manage the finances of Partnership (other than those functions specifically delegated to the Tax Matters Partner, if different than General Partner), including, without limitation, the authority to establish, maintain and close Partnership bank accounts and to manage the cash of Partnership in accordance with the cash management practices used by General Partner and its Affiliates in the ordinary course of their other businesses, including, without limitation, providing loans and advances to General Partner in amounts not then required by Partnership to make Priority Distributions, Supplemental Priority Distributions or Special Distributions.

       7.4. UNANIMOUS CONSENT OF PARTNERS. Notwithstanding any other provision of this Partnership Agreement, other than the provisions of Section 7.5(d), which shall govern after the occurrence and during the continuance of a BJ Default or BJ Event of Default, and other than Section 7.5(c), a matter within the scope of the following actions shall require the unanimous consent of all Partners (a "Unanimous Consent"). Except in compliance with the previous sentence, neither General Partner nor any other Partner shall take any act, expend any sum, make any decision or incur any obligation on Partnership's behalf with respect to any of the matters set forth in this Section 7.4:

       (a) any amendment, waiver or modification of or consent under the Services Agreement with respect to the provisions listed in Section 11.2 thereof, the O&M Agreement or any of the other Basic Documents to which Partnership is a party;

       (b) subject to Section 7.5(c), the exercise of any right or remedy, the performance of any act or provision of any notice under the Services Agreement, the O&M Agreement or any other Basic Document to which the Partnership is a party;

       (c) any sale or other disposition of all or substantially all of the Units or Property other than Other Equipment or Replacement Items, which may be sold or otherwise disposed of without the consent of any Limited Partner;

       (d)    any incurrence of any debt of Partnership for borrowed money;

       (e) any grant of any lien on the Units or any other Property, other than Permitted Liens; or

       (f) any consent to assignment of the Services Agreement by Service Taker or Partnership, or consent to assignment of the O&M Agreement by Operator or Partnership, except that if no BJ Default or BJ Event of Default exists, Service Taker or Operator, as the case may be, may assign its rights under the Services Agreement and the O&M Agreement, respectively, to any U.S. Subsidiary of Guarantor, so long as (i) Service Taker or Operator, as the case may be, remains primarily liable under the Services Agreement or the O&M Agreement, as the case may be, (ii) the Guaranty remains in full force and effect and
(iii) such assignment otherwise complies with the provisions of Sections 9.1 and
9.2 of the Services Agreement or Sections 19.2 and 19.3 of the O&M Agreement, as the case may be.

       7.5. RIGHTS OF NONAFFILIATED PARTNER. (a) Nonaffiliated Partner shall have access to the Units (other than the Other Equipment and Replacement Items) at all reasonable times at its sole risk, to inspect or observe operations, and shall have access at reasonable times to information pertaining to the development or operation thereof, including the Books and Records relating thereto.

       (b) If neither the ET Right nor the Special P.O. Right has been exercised and if the General Partner has not elected to prepay the Outstanding Notes on the ET Date as contemplated by Section 6.1(c) of the Indenture, Nonaffiliated Partner, to the exclusion of all other Partners, will have the right, but not the obligation, within 30 days after the termination of the Transaction Term, to cause the dissolution of Partnership.

       (c) At all times, Nonaffiliated Partner shall have the right, to the exclusion of the other Partners, to declare and/or provide notice of a Default or an Event of Default under the O&M Agreement, the Services Agreement and/or any other Basic Document to which Partnership is a party.

       (d) Notwithstanding any other provision of this Partnership Agreement, upon the occurrence and during the continuance of a BJ Default or BJ Event of Default (which, for the purposes of this Section 7.5(d), shall be deemed to create an actual or potential conflict of interest as to General Partner and Affiliated Partner), Nonaffiliated Partner shall have the sole vote and right, to the exclusion of all other Partners, pursuant to Section 17-303(b) of the Delaware Act, to take or to cause to be taken, on behalf of Partnership, any and all of the acts and to make any and all of the following determinations set forth below in this Section 7.5(d):

              (i) the exercise of any option or right stated in, or the approval, execution and delivery of any renewal, extension, amendment, waiver or modification of or consent under, the Services Agreement, the O&M Agreement and/or any of the other Basic Documents to which the Partnership is a party;

              (ii) any consent to assignment of the Services Agreement by Service Taker or Partnership, or consent to assignment of the O&M Agreement by Operator or Partnership;

              (iii) any exercise of the right of Partnership to require the surrender of the Units under the O&M Agreement;

              (iv) any assertion of Partnership's rights against manufacturers or sellers of the Units and the prosecution thereof for the benefit of the Partnership;

              (v) any exercise of the right of Partnership to enforce, declare a default under, terminate or exercise the remedies stated in or available under the Services Agreement, the O&M Agreement and/or any of the other Basic Documents to which Partnership is a party;

              (vi) any sale, exchange, lease, mortgage, assignment, pledge or other transfer of, or the grant of a security interest in, one or more Units or the Property; and

              (vii) any incurrence, renewal, refinancing or payment or other discharge of indebtedness by Partnership.

       (e) In the event that General Partner makes a Reduction Election pursuant to Section 7.2(e), Nonaffiliated Partner shall have the right, but not the obligation, to elect pursuant to Section 5.18 of the Participation Agreement, to receive a distribution in kind of each Unit subject to such Reduction Election provided that as a condition to such distribution in kind, Nonaffiliated Partner shall be required to make a cash capital contribution to the Partnership on the Reduction Date equal to the Adjustment Amount (if negative) on such Distribution Date of distribution 1% to the General Partner and 99% to the Affiliated Partner.

       (f) In no event shall Nonaffiliated Partner be deemed a general partner or become liable for any liabilities of the Partnership by reason of having or having exercised the rights stated in Section 7.4 and this Section 7.5.

       7.6. DELEGATION OF AUTHORITY. Each Partner shall have the right to delegate or assign any of its powers or obligations hereunder to any of its duly authorized officers and employees and any duly appointed agents (which may include any other Partner). Each such officer, employee and agent shall, to the extent provided by the appointing Partner, have the full power and authority to perform every act which is permitted or required to be taken by the appointing Partner under this Partnership Agreement. General Partner may exercise its powers under this Partnership Agreement on behalf of Partnership either in the name of Partnership or in its own name, as determined by General Partner in its sole discretion. General Partner reserves the right to act on behalf of Partnership without disclosing its capacity as General Partner of Partnership.

       7.7. DEALINGS WITH PARTNERS AND AFFILIATES. Except as otherwise provided in this Partnership Agreement, the fact that any Person (a) engaged by Partnership to render or perform a service for Partnership, (b) from which Partnership may buy merchandise or property of any kind or character or (c) with which Partnership may otherwise deal is a Partner or an Affiliate of a Partner shall not prohibit Partnership from dealing with the same; PROVIDED, HOWEVER, that the price and terms for such service, merchandise or other property shall be commercially reasonable and substantially the same as those to which unaffiliated Persons would agree.

       7.8. LIABILITY OF LIMITED PARTNERSHIP. No Limited Partner shall be liable for the debts, liabilities, contracts or any other obligations of Partnership (except to the extent of such Limited Partner's Capital Contributions made or required under Section 4), or for the debts or liabilities of any other Partner. No Limited Partner shall be required to provide any loans to Partnership.

SECTION 8.    ACCOUNTING AND TAX MATTERS.

       8.1. ACCRUAL BASIS. General Partner shall maintain the books and records of Partnership, which shall be maintained for federal income tax purposes in accordance with the accrual method of accounting and for financial reporting purposes on the accrual basis in accordance with GAAP. Any Partner may request an inspection of the facilities and records of Partnership, PROVIDED that any such inspections shall occur during normal business hours and that costs of any such inspections shall be paid by the inspecting Partner.

       8.2. FISCAL YEAR. The fiscal year of Partnership shall be the calendar year.

       8.3. REPORTS AND CERTIFICATES. (a) As soon as practicable, but in no event later than 120 days after the close of each fiscal year of Partnership, General Partner shall cause to be mailed to each Partner an annual report containing financial statements of Partnership for such fiscal year of Partnership, presented in accordance with GAAP, including a balance sheet and statements of operations, Partners' equity and Partners' Capital Accounts.

       (b) As soon as practicable, but in no event later than 45 days after the end of each quarter, General Partner shall cause to be mailed to each Partner a report containing unaudited statements of operations and a balance sheet of Partnership, and such other information as may be required by applicable law, regulation or rule.

       (c) General Partner shall cause to be mailed to Nonaffiliated Partner the Officer's Certificates and opinions of counsel required pursuant to the Participation Agreement.

       8.4. PREPARATION OF TAX RETURNS. General Partner shall arrange for and hereby initially delegates to the Tax Matters Partner the responsibility to arrange for the preparation and timely filing of all returns of Partnership income, gains, losses, deductions and other items required of Partnership for federal, state and local income tax purposes. The General Partner shall also use all reasonable efforts to furnish, on or before the June 1 following the close of each taxable year of Partnership, the tax information reasonably required by each Partner for federal, state and local income tax reporting purposes and to cooperate with each Partner to reconcile any inconsistencies. The classification, realization and recognition of Partnership income, gains, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes. The taxable year of Partnership shall be the calendar year. General Partner shall treat the distributions described in
Section 6.1(a) and 6.2, if any, on its federal income tax returns in a manner that does not require the disclosure required in Treasury Regulation Section 1.707-3(c)(2).

       8.5. TAX ELECTIONS. Except as otherwise provided herein, the Tax Matters Partner, upon Notice to and consent by the other Partners, shall make any available election pursuant to the Code; PROVIDED, HOWEVER, that the Tax Matters Partner shall make the election on behalf of Partnership under Section 754 of the Code in accordance with applicable regulations thereunder. The Tax Matters Partner, upon Notice to and consent by the other Partners, shall seek to revoke any such election (including, without limitation, the election under Section 754 of the Code) upon the Tax Matters Partner's determination that such revocation is in the best interests of the Partners.

       8.6. TAX CONTROVERSIES. (a) General Partner shall have the authority to designate the Tax Matters Partner (as defined in Section 6231 of the Code). General Partner is initially designated the Tax Matters Partner. The Tax Matters Partner shall have the authority to extend the statute of limitations for assessment of tax deficiencies against the Partners with respect to adjustments to Partnership's federal, state, local or foreign tax returns, and to the extent provided in Sections 6221 through 6231 of the Code, to represent Partnership and the Partners before taxing authorities or courts of competent jurisdiction in tax matters affecting Partnership and the Partners in their capacities as partners of

Partnership, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Partners with respect to such tax matters or otherwise affect the rights of Partnership and the Partners; PROVIDED that, to the extent any such extension, agreement, election or document might have a material effect on any Partner, such Partner must consent in writing to such extension, agreement, election or document and the Tax Matters Partner must reasonably consult with such Partner in any discussions or negotiations with the relevant taxing authority associated with such agreement or document. Each Partner agrees to cooperate with General Partner and the Tax Matters Partner and to do or refrain from doing any or all things reasonably required by General Partner and the Tax Matters Partner and to conduct such proceedings. Notwithstanding the foregoing, the Tax Matters Partner shall not be permitted to control any contest (including at the audit level) relating to any item which could result in a payment under the Tax Indemnity Agreement unless such Tax Matters Partner has provided to each Beneficiary a written statement acknowledging that none of the events described in Section 6 of the Tax Indemnity Agreement is relevant to such contest.

       (b) The Tax Matters Partner shall keep each Partner informed of all administrative and judicial proceedings, as required by Section 6223(g) of the Code, and shall furnish each Partner who so requests in writing a copy of each notice or other communication related to Partnership's taxes received by the Tax Matters Partner in its capacity as Tax Matters Partner. If any Partner intends to file a notice of inconsistent treatment under Section 6222(b) of the Code, such Partner shall, prior to the filing of such notice, provide Notice to the Tax Matters Partner of such intent and the manner in which the Partner's intended treatment of Partnership item is (or may be) inconsistent with the treatment of that item by Partnership.

       8.7. ORGANIZATIONAL EXPENSES. Partnership shall elect to deduct expenses, if any, incurred by it in organizing Partnership ratably over a 60-month period as provided in Section 709 of the Code.

       8.8. REQUESTS FOR ADMINISTRATIVE ADJUSTMENT. No Partner shall file a request pursuant to Section 6227 of the Code for an administrative adjustment of Partnership items for any Partnership Taxable Period without first notifying all other Partners. If all other Partners agree with the requested adjustment, the Tax Matters Partner shall file the request for the administrative adjustment on behalf of Partnership. If unanimous consent is not obtained from all Partners within 30 days from such Notice, or within the period required to timely file the request for administrative adjustment, if shorter, any Partner, including the Tax Matters Partner, may file a request for administrative adjustment on its own behalf.

SECTION 9.    RIGHTS TO PURCHASE THE PARTNERSHIP INTEREST OF NONAFFILIATED
              PARTNER.

       9.1. ET RIGHT. On the ET Date, so long as no BJ Default or BJ Event of Default exists, upon irrevocable written notice given not less than 120 days before the ET Date, General Partner or its designee will have the exclusive right to purchase all, but not less than all, of the Partnership Interest of Nonaffiliated Partner (the "ET Right") by paying, on the dates and in the amounts specified on Schedule 4 hereto (which Schedule 4 shall provide that the first payment pursuant thereto shall occur on the ET Date and shall be in an amount at least sufficient to pay all principal and interest then due and payable to the Holders of the Notes), the greater of (i) the ET Amount or
(ii) the amount specified in Section 6.1(c) of the Indenture so long as the Lien of the Indenture exists directly to Indenture Trustee on behalf of Nonaffiliated Partner in the manner set forth in Section 6.1(f) hereof and thereafter to Nonaffiliated Partner; provided, however, that if General Partner or its designee neither elects to exercise the ET Right as provided in this Section 9.1 nor elects to prepay the Notes on the ET Date as contemplated in Section 6.1(c) of the Indenture, then within in 90 days after the ET Date General Partner and Affiliated Partner shall (i) be obligated to make a contribution to the Partnership (1% from General Partner and 99% from Affiliated Partner) in an amount sufficient to permit the Partnership to purchase Residual Value Insurance in form and substance satisfactory to Nonaffiliated Partner from an insurance company having a minimum unsecured senior debt rating of at least AA from Standard and Poors Rating Services or Moody's Investor Service, Inc., or otherwise reasonably acceptable to Nonaffiliated Partner Trustee and (ii) provide evidence of the purchase of such Residual Value Insurance to the Nonaffiliated Partner Trustee.

       9.2.   [INTENTIONALLY OMITTED.]

       9.3.   [INTENTIONALLY OMITTED.]

       9.4. SPECIAL P.O. RIGHT. On the Special P.O. Date, so long as no BJ Default or BJ Event of Default exists, upon irrevocable written notice given not less than 120 days before the Special P.O. Date, General Partner or its designee shall have the exclusive right to purchase all, but not less than all, of the Partnership Interest of Nonaffiliated Partner (the "Special P.O. Right") by paying the greater of (i) an amount equal to the Fair Market Value of Nonaffiliated Partner's Remaining Partnership Interest (which Fair Market Value shall include the excess, if any, of (A) the present value as of the Special P.O. Date of all remaining Priority Distributions scheduled until the Transaction Term Expiration Date discounted at a rate per annum equal to the Discount Rate over (B) the present value as of the Special P.O. Date of the Fair Market Rental Value of the Units until the Transaction Term Expiration Date discounted at a rate per annum equal to the Discount Rate) plus the Adjustment Amount, (ii) the Disposition Amount of the Units owned by the Partnership on the Special P.O. Date, or (iii) the amount specified in Section 6.1(c) of the Indenture.

       9.5. PURCHASE AND CLOSING PROCEDURES. The closing of any purchase of the Partnership Interest of Nonaffiliated Partner in accordance with this
Section 9 shall take place on the ET Date in the case of the ET Right, and on the Special P.O. Date in the case of the Special P.O. Right. General Partner agrees that, without limiting Section 2.6(b) of the Participation Agreement, it will reimburse Nonaffiliated Partner, Nonaffiliated Partner Trustee, Indenture Trustee and each Participant for all out-of-pocket costs and expenses (including, without limitation, reasonable legal fees and expenses) incurred by any such Person in connection with any such exercise and purchase. On the ET Date or the Special P.O. Date, as the case may be, subject to receipt by Indenture Trustee (or, if the Lien of the Indenture has been discharged, Nonaffiliated Partner Trustee) of all amounts owing to Indenture Trustee or distributable to Nonaffiliated Partner pursuant to Sections 9.1 and 9.4 and to the following sentence (except any such amounts representing future distributions and obligations), Nonaffiliated Partner shall, without recourse or warranty (except as to the absence of any Liens attributable to Nonaffiliated

Partner), sell and transfer all of its Partnership Interest to General Partner or its designee, and no Priority Distributions shall be distributable in relation to such Partnership Interest with respect to time periods occurring after the ET Date or the Special P.O. Date, as the case may be. Simultaneously with the payment of the ET Amount or the Special P.O. Amount, as the case may be, distributions shall be made by Partnership on behalf of Nonaffiliated Partner directly to Indenture Trustee in the manner set forth in Section 6.1(f) (or if the Lien of the Indenture has been discharged, Nonaffiliated Partner Trustee) in an amount equal to (i) all Priority Distributions attributable to time periods occurring prior to and including the ET Date or the Special P.O. Date, as the case may be plus (ii) with respect to any exercise of the ET Right, Supplemental Priority Distributions equal to any applicable Expenses.

SECTION 10.   TRANSFER OF THE PARTNERSHIP INTEREST; CERTIFICATES.

       10.1. PERMITTED TRANSFERS.(a) Except as expressly permitted in Section 10.1(b) with respect to certain Transfers by a Partner, no Partner shall Transfer all or any part of its Partnership Interest without the unanimous written consent of the other Partners, and any attempt to do so shall be void. The giving of such consent in any one or more instances shall not limit or waive the need for such consent in any other or subsequent instances. Each of the Partners hereby agrees that, without the unanimous written consent of all of the Partners, it shall not otherwise assign or convey its rights under the Partnership Agreement except as expressly permitted by and subject to the provisions of the Basic Documents.

       (b) Notwithstanding the provisions of Section 10.1(a), but subject to the provisions of Sections 10.4 and 10.5, Affiliated Partner from time to time may, without the consent of the other Partners, transfer all but not less than all of its Partnership Interest to any U.S. Subsidiary of Guarantor, PROVIDED that no BJ Default or BJ Event of Default exists and the Guaranty remains in full force and effect, Notwithstanding the provisions of Section 10.1 (a), but subject to the provisions of Sections 10.4 and 10.5, General Partner from time to time may, with the written consent of the Nonaffiliated Partner, transfer all but not less than all of its Partnership Interests to any U.S. Subsidiary of Guarantor;

PROVIDED that no BJ Default or BJ Event of Default exists and the Guaranty remains in full force and effect.

       (c) Notwithstanding the provisions of Section 10.1(a), but subject to the provisions of Sections 10.4 and 10.5, Nonaffiliated Partner from time to time may, without the consent of the other Partners, (i) transfer all but not less than all of its Partnership Interest to any successor trustee under the Basic Documents and (ii) make an assignment to Indenture Trustee in accordance with the Indenture.

       10.2. RIGHTS TRANSFERRED. Any Transfer shall entitle the Partner Transferee to receive, to the extent assigned, allocations of income or loss and distributions of Property that would otherwise have been allocated or distributed to the Transferor Partner, but shall not entitle the Partner Transferee to become a substituted general partner or limited partner of Partnership, as the case may be, or further to assign its Partnership Interest (other than back to the Transferor Partner or to another Partner Transferee in accordance with and subject to the provisions of this Partnership Agreement) without the unanimous written consent of the Partners. Absent such consent of the Partners, the Transferor Partner will be allowed to act at the direction of the Partner Transferee in exercising all residual rights and powers attendant to the ownership of the transferred Partnership Interest, to the extent that any such arrangement is agreed to by such Transferor Partner.

       10.3. NO RELEASE FROM OBLIGATIONS. Unless otherwise agreed to by the unanimous written consent of the Partners, no transfer of a Partner's Partnership Interest or any portion thereof shall release such Partner from liability for its obligations under this Partnership Agreement.

       10.4. AGREEMENTS WITH PARTNER TRANSFEREES. Notwithstanding any provision to the contrary, no transfer of a Partnership Interest shall be made or entitle such Partner Transferee to any benefits or rights hereunder until the following conditions are satisfied:

       (a) The proposed Partner Transferee delivers to the other Partners an agreement in writing to assume and be bound by all the obligations of the Transferor Partner and to be subject to all the restrictions to which the Transferor Partner is subject under the terms of this Partnership Agreement or under any further agreement with respect to Partnership or which then requires that the Transferor Partner be or become a party; and

       (b) The Partner Transferee delivers to the other Partners a legal opinion rendered by legal counsel, acceptable to the other Partners, that such Transfer will not jeopardize the status of Partnership as a partnership for federal income tax purposes, violate, or cause Partnership to violate, any applicable law or governmental rule or regulation, including any applicable federal or state securities law, or cause Partnership to be subject to any reporting requirements of any applicable federal or state securities laws. In the event that a Partner's Partnership Interest is transferred by operation of law, and the Partner Transferee fails to comply with the provisions of this
Section 10.4 within 30 days of the date such transfer is consummated, such failure shall entitle the other Partners to treat such failure as an Event of Dissolution under this Partnership Agreement.

       10.5. ALLOCATIONS BETWEEN TRANSFEROR PARTNER AND PARTNER TRANSFEREE. All items of Partnership income, gain, loss and deduction attributable to any Partnership Interest subject to a Transfer, and any distributions made with respect thereto, shall be allocated between the Transferor Partner and the Partner Transferee in proportion to the number of days in the Taxable Period before and after the transfer unless such a method is not authorized under the Code in which case the allocation shall be in accordance with any reasonable method applied by General Partner which complies with Section 706 of the Code.

       10.6. CERTIFICATES. Upon Partnership's issuance of a Partnership Interest to any Partner, at the request of any such Partner, Partnership shall issue one or more certificates in the name of such Partner evidencing the Partnership Interest being so issued. Certificates shall be executed on behalf of Partnership by an officer of the General Partner on behalf of the Partnership.

       10.7. CONSENT TO LIEN OF THE INDENTURE; EXERCISE OF REMEDIES. (a) Each of the Partners hereby confirms that concurrently with the execution and delivery of this Partnership

Agreement, Partnership, Nonaffiliated Partner and Indenture Trustee have executed and delivered the Indenture. Pursuant to the Indenture, Partnership assigns to Indenture Trustee, as collateral security, and grants to Indenture Trustee a security interest in and to, the Units (among other things), and Nonaffiliated Partner assigns to Indenture Trustee, as collateral security, and grants to Indenture Trustee a security interest in and to Nonaffiliated Partner's Partnership Interest and its right, title and interest under this Partnership Agreement, including, without limitation, certain rights Nonaffiliated Partner may exercise or cause to be exercised in accordance with this Partnership Agreement and the right to receive Priority Distributions, Supplemental Priority Distributions and Special Distributions (among other things), to which assignment pursuant to the Indenture each of the Partners hereby consents. In the event that Indenture Trustee or its designee acquires the Partnership Interest of Nonaffiliated Partner or Indenture Trustee forecloses on and sells or otherwise disposes of the Partnership Interest of Nonaffiliated Partner, the Partners hereby agree that
(i) none of the restrictions on transfer of a Partnership Interest set forth in this Section 10 shall apply to such subsequent holder of the Partnership Interest of Nonaffiliated Partner and (ii) such subsequent holder of Nonaffiliated Partner's Partnership Interest, upon the request of such holder, shall be, without any further consent or approval by any Partner, admitted to the Partnership as a limited partner and shall be entitled to exercise all the rights of a limited partner under this Partnership Agreement.

       (b) Until General Partner receives written Notice from Indenture Trustee that the Lien of the Indenture is discharged in accordance with the terms thereof (i) no amendment or modification of, or waiver by or consent of Nonaffiliated Partner in respect of, any of the provisions of this Partnership Agreement, the O&M Agreement, the Services Agreement or any of the other Basic Documents to which Partnership is a party shall be effective unless Indenture Trustee joins in such amendment, modification, waiver or consent or gives its prior written consent thereto, (ii) except as otherwise expressly provided in the Indenture, Indenture Trustee shall have the right to exercise all rights, privileges and remedies (either in its own name or in the name of Partnership or Nonaffiliated Partner for the use of and benefit of Indenture Trustee) which by the terms of this Partnership Agreement or by applicable law are permitted or provided to be exercised by the Partnership or Nonaffiliated Partner and (iii) Indenture Trustee shall be provided with all notices, reports and documents required to be provided to Nonaffiliated Partner hereunder (except for the tax return of Nonaffiliated Partner).

SECTION 11.   DISSOLUTION.

       11.1. EVENTS OF DISSOLUTION. Partnership shall not be dissolved by the admission of a Person to Partnership as a Partner or by the withdrawal of a Partner. Except as expressly provided in Section 7.5(b) and in this Section 11.1, no Partner shall have the right to dissolve Partnership by its express will. Partnership shall be dissolved upon the first to occur of any of the following events (each, an "Event of Dissolution"):

       (a) a BJ Event of Default occurs and is continuing and Nonaffiliated Partner elects to dissolve Partnership;

       (b) Nonaffiliated Partner elects to dissolve Partnership in accordance with Section 7.5(b);

       (c)    the Partners unanimously agree to dissolve Partnership;

       (d) any event occurs and is continuing that makes it unlawful for Partnership's business to be continued and Nonaffiliated Partner elects to dissolve Partnership; or

       (e)    Partnership's term expires on the date provided in Section 2.4.

To the extent permitted under the Delaware Act, the business of Partnership may be continued by the written consent of all the Partners within 90 days following the occurrence of any event set forth in this Section 11.1.

       11.2. COVENANT NOT TO CAUSE DISSOLUTION OF PARTNERSHIP. To the fullest extent permitted by applicable law, each Partner covenants and agrees that it will not cause a dissolution of the Partnership, directly, or indirectly, by
(i) taking, or failing to take, any action that would result in the dissolution or Bankruptcy of such Partner or which would permit a trustee or receiver to acquire control of a Partner's affairs or (ii) breaching any provision of this Partnership Agreement.

       11.3. WINDING-UP LIQUIDATOR. (a) Upon dissolution of Partnership, Partnership shall immediately commence to wind up its affairs and a Liquidator approved by Nonaffiliated Partner shall promptly proceed to liquidate the business of Partnership; provided that General Partner shall serve as the remarketing agent for the Units and Other Equipment on behalf of the Partnership at General Partner's expense (which shall not be reimbursed by the Partnership or any other Partner) if so requested in writing by Nonaffiliated Partner within 180 days prior to the dissolution of the Partnership.

       (b) The Liquidator shall have and may exercise, without further authorization or consent of any of the Partners, all of the powers conferred upon the Partners (including, without limitation, General Partner) under the terms of this Partnership Agreement to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding-up and liquidation of Partnership as provided for herein. The Liquidator, if other than General Partner, shall be entitled to receive such compensation for its services as may be approved by Nonaffiliated Partner. Each Partner hereby waives any claim it may acquire against the Liquidator which may arise out of the management by the Liquidator of Partnership in such circumstances, so long as such Liquidator acts in good faith.

       11.4. LIQUIDATION. The Liquidator shall liquidate the Property and apply and distribute the proceeds from such liquidation in the following order of priority:

       (a) first, in payment of debts and obligations of Partnership owed to its creditors (including debts and obligations of Partnership owed to Partners and their Affiliates), in the order of priority provided by law;

       (b) second, to the creation of a reserve of cash or other Property for contingent liabilities in the amount, if any, determined by the Liquidator to be appropriate for such purposes; and

       (c) third, to the Partners in proportion to, and to the extent of, the positive balances in their respective Capital Accounts, after taking into account all Capital Account adjustments provided for in this Partnership Agreement; provided that all remaining liquidation proceeds attributable to the Units or Replacement Units shall be distributed to Nonaffiliated Partner and all remaining liquidation proceeds attributable to the Other Equipment or Replacement Items shall be distributed 1% to General Partner and 99% to Affiliated Partner.

       11.5.  DISTRIBUTIONS IN KIND.  Notwithstanding the provisions of Section
11.4 which require the Liquidator to liquidate the Property, the Liquidator will, at the request of the Nonaffiliated Partner, distribute to the Nonaffiliated Partner, in lieu of cash, Units and any Replacement Units, but specifically not Other Equipment or Replacement Items which Other Equipment and Replacement Items shall be distributed to General Partner and Affiliated Partner in accordance with their respective Capital Accounts. Any such distributions in kind shall be subject to any debts or obligations which are secured by the Units distributed and any agreements governing the operation of such Units at such time.

       11.6. BORROWINGS. If Partnership has insufficient cash to make the payments and distributions required by Sections 11.4, the Liquidator may, at the request of Nonaffiliated Partner, in lieu of liquidating certain of the Units or Replacement Units, cause Partnership to borrow money with recourse solely to such Units or Replacement Units to be distributed in kind pursuant to Section 11.5.

       11.7. REASONABLE TIME FOR WINDING-UP. A reasonable time shall be allowed the Liquidator for the orderly winding-up of the business and affairs of Partnership and the liquidation of the Property pursuant to Section 11.4 to the extent necessary to minimize any losses otherwise attendant upon such winding-up.

SECTION 12.   ACTIVITIES OF PARTNERS.

       12.1. RIGHT TO ENGAGE IN INDEPENDENT CONDUCT. Each of the Partners and each of their Affiliates reserves and retains the right to engage, directly or indirectly, in all businesses and activities of any kind whatsoever (irrespective of whether the same may be in competition with the business activities of Partnership) and to acquire and own all assets, however acquired and wherever situated, and to receive compensation or profit therefrom, for their own respective accounts and without in any manner being obligated to disclose such businesses, activities, assets, compensation or profit to the other Partners or to Partnership. Neither Partnership nor any Partner shall have any rights in or to any businesses, opportunities, activities, assets, compensation or profits of any other Partner or any Affiliate thereof, and as a material part of the consideration for the execution of this Partnership Agreement, each Partner hereby waives, relinquishes and renounces any such rights or claims of participation. No Partner shall be required to submit any investment or business opportunities to Partnership for purposes of possible acquisition by Partnership or otherwise. General Partner shall be required to devote only such time to the affairs of Partnership as may be necessary or appropriate to manage and operate Partnership.

       12.2. MATTERS CONCERNING GENERAL PARTNER. (a) General Partner hereby covenants and agrees to take all necessary or appropriate actions to cause the distributions to Nonaffiliated Partner to be made in accordance with and pursuant to the provisions of Section 6.

       (b) General Partner may rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties, including, without limitation, Nonaffiliated Partner Trustee and the Indenture Trustee.

       (c) To the fullest extent permitted by applicable law, any standard of care and duty imposed by the Delaware Act or any applicable law, rule or regulation shall be modified, waived or limited as required to permit General Partner to act under this Partnership Agreement or any other agreement contemplated by this Partnership Agreement and to make any decision pursuant to the authority prescribed in this Partnership Agreement, so long as such action is reasonably believed by General Partner to be in, or not inconsistent with, the best interests of Partnership.

SECTION 13.   GENERAL PROVISIONS.

       13.1. COMPLETE AGREEMENT; AMENDMENT. This Partnership Agreement, together with the Exhibits, Schedules and Appendices hereto, constitutes the entire agreement between the parties with respect to the subject matter thereof and supersedes all prior agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. Each Limited Partner hereby agrees that the General Partner, with notice to, but without the approval of, any Limited Partner, may execute, deliver, file and record any documents that may be required in connection with this Partnership Agreement: (i) if necessary or advisable to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or to ensure that the Partnership will not be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes; or (ii) if necessary or advisable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency, judicial authority or other Government Authority or contained in any federal or state statute (including the Delaware Act). Notwithstanding the foregoing, this Partnership Agreement may not be amended, altered or modified except by a writing signed by all of the Partners. Without limiting the generality of the foregoing, neither the first sentence of Section 7.1 nor the last sentence of
Section 7.1 may be amended, altered or modified without the written approval of the Nonaffiliated Partner, which approval may be evidenced by the Nonaffiliated Partner's execution of an amendment, alteration or modification.

       13.2. NOTICES. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein shall be in writing, and any such notice shall become effective when received (and notices given pursuant to clause (b) of the immediately following sentence shall be deemed received three days after being deposited in the mail). Any written notice shall be by (a) personal delivery thereof, including, without limitation by overnight mail and courier service, (b) United States mail, certified, postage prepaid, return receipt requested or (c) facsimile transmission, in each case, effective upon receipt (or, in the case of clause (c), as evidenced by the receipt of electronic confirmation of the addressee's receipt) and in each case addressed to the following Person at its respective address set forth below or at such other address as such Person may from time to time designate by written notice to the other Persons listed below, forwarded in the manner set forth in this Section 13.2:

              If to General Partner:

              BJ Services Company, U.S.A.
              5500 Northwest Central Drive
              Houston, Texas 77092
              Attention: Mr. T. M. Whichard
              Facsimile: (713) 895-5420
              Telephone: (713) 895-5847

              If to Affiliated Partner:

              BJ Services II, L.L.C.
              5500 Northwest Central Drive
              Houston, Texas 77092
              Attention:  Mr. T. M. Whichard
              Facsimile: (713) 895-5420
              Telephone: (713) 895-5847

              If to Nonaffiliated Partner:

              First Security Trust Company of Nevada
                as Nonaffiliated Partner Trustee
              79 South Main Street
              Salt Lake City, Utah 84111
              Attention: Corporate Trust Department
              Facsimile: (801) 246-5053
              Telephone: (801) 246-5630

              With copy to Indenture Trustee:

              State Street Bank and Trust Company
              2 Avenue de Lafayette
              Boston, Massachusetts 02111
              Facsimile: (617) 662-1462
              Telephone: (617) 662-1727

Promptly after Partnership or General Partner receives any notice from Operator or Service Taker, General Partner will cause any such notice to be forwarded to Nonaffiliated Partner.

       13.3. SEVERABILITY. If any of the provisions of this Partnership Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Partnership Agreement. Instead, this Partnership Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provisions added so as to give effect to the intention of the Partners as expressed in this Partnership Agreement at the time of execution of this Partnership Agreement and of any amendments hereto.

       13.4. SUCCESSOR AND ASSIGNS. Except as provided herein to the contrary this Partnership Agreement shall be binding upon and inure to the benefit of the parties signatory hereto, their respective heirs, executors, legal representatives, permitted successors and permitted assigns.

       13.5. GOVERNING LAW. This Partnership Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Partnership Agreement to the laws of another state.

       13.6. WAIVER. No consent or waiver, express or implied, by a Partner to or of any breach or default by any other Partner in the performance by such other Partner of its obligations hereunder shall be valid unless in writing, and no such consent or waiver shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Partner of the same or any other obligations of such other Partner hereunder.

Failure on the part of a Partner to complain of any act or failure to act of any other Partner or to declare the other Partner in default, irrespective of how long such failure continues, shall not constitute a waiver by such Partner of its rights hereunder. The giving of consent by a Partner in any one instance shall not limit or waive the necessity to obtain such Partner's consent in any future instance.

       13.7. HEADINGS & REFERENCES; INTERPRETATION. Titles of Sections are for convenience only and neither limit nor amplify the provisions of this Partnership Agreement. The words "hereof," "herein" and "hereunder" and words of similar import, when used in this Partnership Agreement, shall refer to this Partnership Agreement as a whole and not to any particular provision of this Partnership Agreement. All references herein to Sections, Exhibits, Schedules and Appendices shall, unless the context requires a different construction, be deemed to be references to the Sections, Exhibits, Schedules and Appendices to this Partnership Agreement. All personal pronouns used in this Partnership Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word "including" following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters, whether or not non-limiting language (such as "without limitation" or "but not limited to," or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

       13.8. COUNTERPARTS. This Partnership Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

       13.9. FURTHER ASSURANCES. Each party hereto agrees to do all acts and things and to make, execute and deliver such written instruments, as shall from time to time be reasonably required to carry out the terms and provisions of this Partnership Agreement.

       13.10. NONRECOURSE. The parties hereto expressly agree that no undertaking or agreement made in this Partnership Agreement on the part of any Partner was made or intended to be made as a personal or individual undertaking or agreement on the part of any partner, incorporator, stockholder, director, officer or agent (past, present or future) of such Partner, and no personal or individual liability or responsibility is assumed by, nor shall any recourse at any time be asserted or enforced against, any such partner, incorporator, stockholder, director, officer or agent, all of which recourse (whether at common law, in equity, by statute or otherwise) is hereby forever waived and released.

       13.11. WAIVER OF RIGHT OF PARTITION. To the maximum extent permitted by law, each Partner waives any right to partition the Property.

       13.12. NO THIRD PARTY RIGHTS. The provisions of this Partnership Agreement are intended to bind the Partners as to each other and are not intended to and do not create rights in any other Person and no Person is or is intended to be a third party beneficiary of any of the provisions of this Partnership Agreement.

       IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Partnership Agreement as of the day and year first above written.

                                          GENERAL PARTNER:

                                          BJ SERVICES COMPANY, U.S.A.



                                          By: /s/ T. M. Whichard
                                                  T. M. Whichard, Treasurer

                                          NONAFFILIATED PARTNER:

                                          FIRST SECURITY TRUST COMPANY OF
                                          NEVADA, not in its individual
                                          capacity, but solely as Nonaffiliated
                                          Partner Trustee of BJ Services Trust
                                          No. 1999-1



                                          By: /s/ DeAnn Madsen
                                          Name: DeAnn Madsen
                                          Title: Trust Officer

                                          AFFILIATED PARTNER:

                                          BJ SERVICES II, L.L.C.

                                          By:   BJ Services Company, U.S.A.,
                                                   its Sole Member


                                          By: /s/ T. M. Whichard
                                                  T. M. Whichard, Treasurer

                                          ORGANIZATIONAL LIMITED PARTNER


                                          By: /s/ T. M. Whichard
                                             ---------------------------------
                                          Name:        T. M. Whichard, III

                                                                     EXHIBIT A


                               SUPPLEMENT NO. ______
               AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

       THIS SUPPLEMENT NO.______(this "Partnership Agreement Supplement") to the AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF BJ SERVICES EQUIPMENT II, L.P. (as the same may be amended, amended and restated, supplemented or otherwise modified form time to time, the "Partnership Agreement") entered into as of December 15, 1999 is made and entered into by and among BJ Services Company, U.S.A., a Delaware corporation ("BJ USA"), as general partner, BJ Services II, L.L.C., a Delaware limited liability company, as Affiliated Partner, and First Security Trust Company of Nevada, not in its individual capacity, but solely as Nonaffiliated Partner Trustee of BJ Services Trust No. 1999-1 ("Nonaffiliated Partner"). In consideration of the covenants, conditions and agreements contained herein, the parties agree that the Units subject to the Partnership Agreement, from and after the date hereof, shall include the Units described in Schedule 1 to this Supplement.

       IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Supplement as of the day and year first above written.

                                          GENERAL PARTNER:

                                          BJ SERVICES COMPANY, U.S.A.


                                          By: /s/ T. M. Whichard
                                             ----------------------------------
                                          T. M. Whichard, Treasurer


                                          NONAFFILIATED PARTNER:

                                          FIRST SECURITY TRUST COMPANY OF
                                          NEVADA, not in its individual
                                          capacity, but solely as Nonaffiliated
                                          Partner Trustee of BJ Services Trust
                                          No. 1999-1


                                          By: /s/ Val T. Orten
                                             ----------------------------------
                                          Name: Val T. Orten
                                          Title: Trust Officer


                                          AFFILIATED PARTNER:

                                          BJ SERVICES II, L.L.C.

                                          By:   BJ Services Company, U.S.A.,
                                                   its Sole Member


                                          By: /s/ T. M. Whichard
                                             ----------------------------------
                                          T. M. Whichard, Treasurer

                                     Schedule 1
               Supplemental No. ___ to Amended and Restated Agreement
                               of Limited Partnership

                                     [Attached]

                                      SCHEDULE 1
               To Amended and Restated Agreement of Limited Partnership


                                Priority Distributions


DISTRIBUTION DATE                         PRIORITY DISTRIBUTION

                                                                        ANNEX B
                                                               To Schedule 1 of
                                                  Amended and Restate Agreement
                                                            Limited Partnership


                                     ALLOCATIONS


                 THIS SCHEDULE CONSTITUTES A SPECIFIC ALLOCATION FOR
                         PURPOSES OF SECTION 467 OF THE CODE

                                     SCHEDULE 4
              To Amended and Restated Agreement of Limited Partnership

                                     [Attached]

                                  TABLE OF CONTENTS

                                                                                 PAGE
SECTION 1.       DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

SECTION 2.       ORGANIZATIONAL MATTERS. . . . . . . . . . . . . . . . . . . . . . .1
     2.1.   Formation, Continuation and Conversion . . . . . . . . . . . . . . . . .1
     2.2.   Name . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     2.3.   Certificates and Filings . . . . . . . . . . . . . . . . . . . . . . . .1
     2.4.   Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     2.5.   Registered Office and Agent: Place of Business . . . . . . . . . . . . .2
     2.6.   Ownership of Property. . . . . . . . . . . . . . . . . . . . . . . . . .2

SECTION 3.       PURPOSE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     3.1.   Purpose. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     3.2.   Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3

SECTION 4.       CAPITAL CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . .3
     4.1.   Organizational Contributions . . . . . . . . . . . . . . . . . . . . . .3
     4.2.   Contribution of Initial Units and Other Equipment. . . . . . . . . . . .3
     4.3.   Contribution of Nonaffiliated Partner. . . . . . . . . . . . . . . . . .3
     4.4.   Additional Capital Contributions . . . . . . . . . . . . . . . . . . . .3
     4.5.   No Withdrawal; No Interest . . . . . . . . . . . . . . . . . . . . . . .5

SECTION 5.       CAPITAL ACCOUNTS; ALLOCATIONS . . . . . . . . . . . . . . . . . . .5
     5.1.   Capital Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     5.2.   Allocations for Capital Account Purposes . . . . . . . . . . . . . . . .7
     5.3.   Allocations for Tax Purposes . . . . . . . . . . . . . . . . . . . . . 10

SECTION 6.       DISTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     6.1.   Distributions of Cash. . . . . . . . . . . . . . . . . . . . . . . . . 10
     6.2.   Distributions in Kind. . . . . . . . . . . . . . . . . . . . . . . . . 12

SECTION 7.       MANAGEMENT AND OPERATION OF BUSINESS. . . . . . . . . . . . . . . 12
     7.1.   Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     7.2.   Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     7.3.   Finance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     7.4.   Unanimous Consent of Partners. . . . . . . . . . . . . . . . . . . . . 14
     7.5.   Rights of Nonaffiliated Partner. . . . . . . . . . . . . . . . . . . . 15
     7.6.   Delegation of Authority. . . . . . . . . . . . . . . . . . . . . . . . 17

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     7.7.   Dealings with Partners and Affiliates. . . . . . . . . . . . . . . . . 17
     7.8.   Liability of Limited Partnership . . . . . . . . . . . . . . . . . . . 17

SECTION 8.       ACCOUNTING AND TAX MATTERS. . . . . . . . . . . . . . . . . . . . 17
     8.1.   Accrual Basis. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     8.2.   Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     8.3.   Reports and Certificates . . . . . . . . . . . . . . . . . . . . . . . 17
     8.4.   Preparation of Tax Returns . . . . . . . . . . . . . . . . . . . . . . 18
     8.5.   Tax Elections. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     8.6.   Tax Controversies. . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     8.7.   Organizational Expenses. . . . . . . . . . . . . . . . . . . . . . . . 19
     8.8.   Requests for Administrative Adjustment . . . . . . . . . . . . . . . . 19

SECTION 9.       RIGHTS TO PURCHASE THE PARTNERSHIP INTEREST OF NONAFFILIATED
                 PARTNER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     9.1.   ET Right . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     9.2.   [Intentionally Omitted . . . . . . . . . . . . . . . . . . . . . . . . 20
     9.3.   [Intentionally Omitted . . . . . . . . . . . . . . . . . . . . . . . . 20
     9.4.   Special P.O. Right . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     9.5.   Purchase and Closing Procedures. . . . . . . . . . . . . . . . . . . . 20

SECTION 10.      TRANSFER OF THE PARTNERSHIP INTEREST; CERTIFICATES. . . . . . . . 21
     10.1.  Permitted Transfers. . . . . . . . . . . . . . . . . . . . . . . . . . 21
     10.2.  Rights Transferred . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     10.3.  No Release from Obligations. . . . . . . . . . . . . . . . . . . . . . 22
     10.4.  Agreements with Partner Transferees. . . . . . . . . . . . . . . . . . 22
     10.5.  Allocations Between Transferor Partner and Partner Transferee. . . . . 22
     10.6.  Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     10.7.  Consent to Lien of the Indenture; Exercise of Remedies . . . . . . . . 22

SECTION 11.      DISSOLUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     11.1.  Events of Dissolution. . . . . . . . . . . . . . . . . . . . . . . . . 23
     11.2.  Covenant Not to Cause Dissolution of Partnership . . . . . . . . . . . 24
     11.3.  Winding-Up Liquidator. . . . . . . . . . . . . . . . . . . . . . . . . 24
     11.4.  Liquidation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     11.5.  Distributions in Kind. . . . . . . . . . . . . . . . . . . . . . . . . 25
     11.6.  Borrowings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     11.7.  Reasonable Time for Winding-Up . . . . . . . . . . . . . . . . . . . . 25


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                               TABLE OF CONTENTS
                                   CONTINUED                                      PAGE

SECTION 12.      ACTIVITIES OF PARTNERS. . . . . . . . . . . . . . . . . . . . . . 25
     12.1.  Right to Engage in Independent Conduct . . . . . . . . . . . . . . . . 25
     12.2.  Matters Concerning General Partner . . . . . . . . . . . . . . . . . . 25

SECTION 13.      GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . 26
     13.1.  Complete Agreement; Amendment. . . . . . . . . . . . . . . . . . . . . 26
     13.2.  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     13.3.  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     13.4.  Successor and Assigns. . . . . . . . . . . . . . . . . . . . . . . . . 28
     13.5.  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     13.6.  Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     13.7.  Headings & References; Interpretation. . . . . . . . . . . . . . . . . 28
     13.8.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     13.9.  Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     13.10. Nonrecourse. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     13.11. Waiver of Right of Partition . . . . . . . . . . . . . . . . . . . . . 29
     13.12. No Third Party Rights. . . . . . . . . . . . . . . . . . . . . . . . . 29
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